Exhibit 10.8

SCHEDULE OF EXECUTIVE OFFICERS PARTY TO THE CHANGE IN CONTROL AGREEMENT

Each of the parties identified below is party to a change in control agreement with Advanced Medical Optics, Inc. substantially in the form attached as Exhibit 10.7 to the Current Report on Form 8-K of Advanced Medical Optics, Inc. filed on May 18, 2005.

James C. Cooke

Robert F. Gallagher

Max Akedo

Francine D. Meza

Peter P. Nolan